Exhibit 3 (a)

Amendment to the By-Laws
Of
Commonwealth Telephone Enterprises, Inc.
By Resolution of the Board of Directors dated April 24, 2003

ARTICLE II
DIRECTORS

Section 8.  Vacancies.     Vacancies in the board of directors, including vacancies resulting from an increase in the number of directors, shall be filled by a vote of a majority of the remaining members of the board though less than a quorum.  Any person elected to fill such a vacancy shall become a member of the class to which he is elected and shall serve for the remainder of the term of that class and until his successor is elected and qualified.

Amendment to the By-Laws
Of
Commonwealth Telephone Enterprises, Inc.
Dated: March 1, 2003

ARTICLE II
DIRECTORS

            Section 1(c) entitled Age Qualification shall be deleted in its entirety from the By-Laws of the Company.

Amendment to the By-Laws
Of
C-TEC Corporation
Dated: December 13, 1994

ARTICLE II
DIRECTORS

Section 4.  Meetings

            (b)  Special Meetings.     Special meetings of the board of directors may be called at any time by the Chairman or President and shall be called by either of them upon the written request of at least two directors. Written notice of the time, place and the general nature of the business to be transacted at each special meeting shall be given to each director at least five days before such meeting.

Amendment to the By-Laws
Of
C-TEC Corporation
Dated: December 13, 1994

ARTICLE I
SHAREHOLDERS

Section 1.  Meetings.

            (a)  Annual Meeting.     The annual meeting of the shareholders for the election of directors and for other business shall be held during the month of April each year at the call of the Chairman or President of the Company unless another time is designated in the notice of meeting.

Amendment to the By-Laws
Of
C-TEC Corporation
Dated: October 28, 1994

ARTICLE III
OFFICERS

Section 3.  Chief Executive Officer.     Except as the board of directors may otherwise prescribe by resolutions, the Chief Executive Officer shall have general supervision over the business and operations of the Company any may perform any act and execute any instrument for the conduct of such business and operations. Unless a chairman of the board is in office or in the chairman’s absence, the Chief Executive Officer shall preside at all meetings of the board and of the shareholders.

Section 4.  Other Officers.     The president shall have only those powers and duties as may be specified by resolution of the board of directors; the duties of the other officers shall be those usually related to their offices, except as otherwise prescribed by resolution of the board of directors.

Amendment to the By-Laws
Of
C-TEC Corporation
Dated:  March 1, 1993

ARTICLE I
SHAREHOLDERS

Section 1.  Meetings.

                  (c)     Place of Meeting. All meetings of the shareholders of the corporation shall be held at the registered office of the corporation unless another place is designated by the board of directors in the notice of a meeting.

Amendment to the By-Laws
Of
C-TEC Corporation
DATED:  July 20, 1990

ARTICLE VII
Provisions of Law Not To Apply

            Section 1.     In accordance with the terms thereof, the provisions of Section 910 and 911 of the Pennsylvania Business Corporation Law (Act of May 5, 1933, P.L. 364), as they from time-to-time may be amended, shall not apply to the Company and may not be invoked by any of its shareholders.

            Section 2.     In accordance with the provisions of Pennsylvania’s 1990 “Anti-Takeover” Law enacted April 27, 1990 (Act No. 36 of 1990), Sub-Chapter G (Control-Share Acquisitions) and Sub-Chapter H (Disgorgement by Certain Controlling Shareholders Following Attempts to Acquire Control) of Chapter 25 of Title 15 of the Pennsylvania Consolidated Statutes shall not be applicable to the Company and may not be invoked by the Company nor any of its shareholders.

C-TEC CORPORATION
Formerly

COMMONWEALTH TELEPHONE ENTERPRISES, INC.

BY-LAWS

AMENDED AND RESTATED AS OF JUNE 2, 1988

ARTICLE I

SHAREHOLDERS

Section 1.  Meetings.

            (a)          Annual Meeting.     The annual meeting of the shareholders for the election of directors and for other business shall be held during the month of April each year at the call of the president or a vice president of the Company. [Amended 12/13/94]

            (b)          Special Meetings.     Special meetings of the shareholders may be called at any time by the president, or on the written request of two or more directors, or the holders of at least ten percent of the shares of stock of the Company outstanding and entitled to vote, provided that such request specifies the purpose of the meeting.

            (c)          Place.     Meetings of the shareholders shall be held at the principal office of the Company or at such other place in the Commonwealth of Pennsylvania as may be specified in the notice of meeting. [Amended 3/1/93]

Section 2.  Notice.     Written notice of the place, day, and hour of all meetings of shareholders and of the general nature of the business to be transacted at each special meeting of shareholders shall be given to each shareholder entitled to vote thereat at least five days before the date of the meeting, unless a greater period of notice is required by law in a particular case.

Section 3.  Voting.

            (a)          Voting Rights.     Except as otherwise provided herein, or in the Company’s Articles of Incorporation, as amended, and supplemented, or by law, every shareholder shall have the right at every shareholders’ meeting to one vote for every share standing in his name on the books of the Company which is entitled to vote at such meeting.  Every shareholder may vote either in person or by proxy, provided that no proxy dated more than eleven months prior to the date of the meeting may be voted at the meeting.

            (b)          Classification and Election of Directors; Cumulative Voting.     Directors shall be divided into three classes as nearly equal in number as possible, one class shall be elected at each annual meeting of the shareholders for a term of three years to succeed the directors whose term then expires; provided that nothing herein shall be construed to prevent the election of a director to succeed himself.  If directors are elected to different classes at the same meeting, the election of directors for each class shall be held separately.  Shareholders shall be entitled to vote cumulatively in all elections of directors.

Section 4.  Quorum.     The presence, in person or by proxy, of the holders of a majority of the outstanding shares of stock of the Company entitled to vote at a meeting shall constitute a quorum.  If a quorum is not present, no business shall be transacted except to adjourn to a future time.

ARTICLE II

DIRECTORS

Section 1.  Number; Term of Service; Age Qualification.

            (a)          Number.     The number of directors which shall constitute the entire board shall not be less than six nor more than twenty-four, as shall be determined from time to time by the board of directors, and the notice of annual meeting each year shall include a statement as to the number of directors constituting the entire board of directors and the class or classes and the members thereof to be elected at the meeting.  Between annual meetings the board shall have the power to increase the size of the board by electing additional directors so long as the total number of directors does not exceed the maximum number authorized hereunder.

            (b)            Term of Service.  Each director shall be elected to serve until his successor is elected and qualified, unless he has theretofore been properly removed or disqualified or has resigned.

            (c)          Age Qualification.     No person may be appointed or elected a director in any year if on the first day of that year he shall be 70 years or older. [Deleted 3/1/03 by Board Resolution]

Section 2.  Powers.     The business of the Company shall be managed by the board of directors which shall have all powers conferred by law and these By-Laws.  The board shall elect, remove or suspend officers, determine their duties and compensations, and require security in such amount as it may deem proper.

Section 3.  Committees of the Board.

            (a)          Executive Committee; Other Committees:     The board of directors by the affirmative vote of a majority of its members may appoint an executive committee to consist of the chairman of the board, and two or more other directors, and such other committees as it shall from time to time determine.  The executive committee shall have, when the board is not in session, all of the powers vested in the board, except power to amend the By-Laws, fill vacancies in the board or the executive committee, or change the membership of the executive committee.  Such other committees as are created by the board shall have the powers and duties set forth in the resolution of the board authorizing creation of the committee.  In the absence or disqualification of any member of such committee or committees, the member or members thereof present at any meeting and not disqualified from voting, whether or not he or they constitute a quorum, may unanimously appoint another director to act at the meeting in the place of any such absent or disqualified member.

            (b)          Committee Procedure.     The executive committee and each other committee created by the board of directors may make rules for the conduct of its business and may appoint such committees and assistants from among the employees of the Company as it shall from time to time deem necessary.  A majority of each committee shall constitute a quorum for the transaction of business.  The executive committee and such other committees shall keep proper records of all meetings and actions taken, and file written reports thereof with the secretary of the Company before the next subsequent meeting of the board.

Section 4.  Meetings.

            (a)          Regular Meetings.     Regular meetings shall be held at such times as the board of directors shall designate by resolution.  Three days written notice of the day and hour of regular meetings shall be given.

            (b)          Special Meetings.     Special meetings of the board of directors may be called at any time by the president and shall be called by him upon the written request of at least two directors.  Written notice of the time, place, and the general nature of the business to be transacted at each special meeting shall be given to each director at least five days before such meeting.  [Amended 12/13/94]

            (c)          Place.     Meetings of the board of directors shall be held at the principal office of the Company or at such other place in the Commonwealth of Pennsylvania as the board may designate or as may be designated in the notice calling the meeting.

Section 5.  Absentee Participation in Meetings.     One or more directors may participate in a meeting of the board, or of a committee of the board; or a meeting of the shareholders, by means of a conference telephone or similar communications equipment, by means of which all persons participating in the meeting can hear each other.

Section 6.  Informal Action.     Any action which may be taken at a meeting of the board of directors or of the executive committee may be taken without a meeting, if a consent or consents in writing setting forth the action so taken shall be signed by all of the directors or the members of the executive committee, as the case may be, and shall be filed with the secretary.

Section 7.  Quorum.     A majority of all of the directors in office shall constitute a quorum for the transaction of business at any meeting and, except as provided in Section 3(a) of this Article II and Article VI, the acts of a majority of the directors present at any meeting at which a quorum is present shall be the acts of the board of directors.  If a quorum is not present, no business shall be transacted except to adjourn to a future date.

Section 8.  Vacancies.     Vacancies in the board of directors, including vacancies resulting from an increase in the number of directors, shall be filled by vote of a majority on the remaining members of the board though less than a quorum. Any person elected to fill such a vacancy shall serve until the next election of directors and until his successor is elected and qualified.  [Amended and restated 4/24/03 by Resolution of the Board of Directors]

Section 9.  Personal Liability.

            (a)          No director or former director of the Company shall be personally liable to the Company or its shareholders for monetary damages for or resulting from any act, omission or failure to act by reason of the fact that he is or was a director of the Company.  The foregoing limitation of liability shall not be deemed exclusive of any provision limiting such liability by any applicable statute now or hereafter enacted or any power which the board of directors now or hereafter may have to limit such liability.

            (b)          The limitation of liability set forth in Subparagraph (a) hereof shall not apply to (i) any breach of duty or failure to perform a duty which shall constitute self-dealing, willful misconduct or recklessness or (ii) any responsibility or liability pursuant to any criminal statute or the payment of taxes pursuant to local, state or federal law.

ARTICLE III

OFFICERS

Section 1.  Election.     At its first meeting after each annual meeting of the shareholders, the board of directors shall elect a president, treasurer, and secretary, and such other officers as it deems advisable.  Any two or more offices may be held by the same person except the offices of president and secretary.

Section 2.  Chairman of the Board.     If a chairman of the board is elected, the chairman shall preside at all meetings of the board and of shareholders, shall be responsible for the observation by the Company of the By-Laws and shall have such other duties as shall be set forth in the resolution of the board by which the appointment is made.

Section 3.  President.     The president shall be the chief executive officer of the Company.  Except as the board of directors may otherwise prescribe by resolutions, the president shall have general supervision over the business and operations of the Company and may perform any act and execute any instrument for the conduct of such business and operations.  Unless a chairman of the board is in office or in the chairman’s absence, the president shall preside at all meetings of the board and of the shareholders.  [Amended 10/28/94]

Section 4.  Other Officers.     The duties of the other officers shall be those usually related to their offices, except as otherwise prescribed by resolution of the board of directors.  [Amended 10/28/94]

Section 5.  General.     In the absence of the president, his powers shall be exercised and his duties performed by such other officer as he may designate unless the board of directors or the executive committee shall otherwise provide.

            The president or any officer or employee authorized by him may, unless the board of directors shall otherwise provide, appoint, remove, or suspend agents or employees of the Company and may determine their duties and compensation.

ARTICLE IV

INDEMNIFICATION

Section 1.  Right to Indemnification.

            (a)          Each person who was or is made a party or is threatened to be made a party to or is involved in any action, suit or proceeding, whether civil, criminal, administrative or investigative (hereinafter a “proceeding”), by reason of the fact that he is or was a director or officer of the Company, or is or was serving at the request of the Company as a director, officer, employee or agent of another entity, including service with respect to employee benefit plans, shall be indemnified and held harmless by the Company, to the extent such person is not otherwise entitled to indemnification (including indemnification under any insurance policy maintained by the person, the Company or any other entity), to the fullest extent authorized by Pennsylvania law, against all expense, liability and loss (including attorneys’ fees, judgments, fines, ERISA excise taxes or penalties and amounts paid or to be paid in settlement) reasonably incurred or suffered by such person in connection therewith.  Such indemnification shall continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of his heirs, executors and administrators.  The Company shall indemnify any such person seeking indemnification in connection with a proceeding initiated by such person only if such proceeding was authorized by the board of directors of the Company.  Indemnification hereunder shall apply whether the basis of such proceeding is alleged action in an official capacity as a director, officer, employee or agent or in any other capacity while serving as a director, officer, employee or agent.  The right to indemnification conferred in this Section shall be a contract right and shall include the right to be paid by the Company the expenses incurred in defending any such proceeding in advance of its final disposition.  If Pennsylvania law so requires, the payment of such expenses incurred by a director or officer in his capacity as a director or officer (and not in any other capacity in which service was or is rendered by such person while a director or officer, including, without limitation, service to an employee benefit plan) in advance of the final disposition of a proceeding, shall be made only upon delivery to the Company of an undertaking, by or on behalf of such person, to repay all amounts so advanced if it shall ultimately be determined that such person is not entitled to be indemnified under this Section or otherwise.

            (b)          The Company may, by action of its Board of Directors, provide indemnification to employees and agents of the Company with the same scope and effect as the foregoing indemnification of directors and officers.  The Company may, by action of its Board of Directors, provide such further indemnification as may be permitted under applicable statute now or hereafter in effect.

            (c)          If a claim under Paragraph (a) of this Section is not paid in full by the Company within sixty day after a written claim has been received by the Company and after determination that the claimant is not otherwise entitled to indemnification and/or that coverage under any insurance policy maintained by the person, the Company or any other entity is not applicable, the claimant may thereafter bring suit against the Company to recover the unpaid amount of the claim and, if successful in whole or in part, the claimant shall also be entitled to be paid the expense of prosecuting such claim.  It shall be a defense to any such action (other than an action brought to enforce a claim for expenses incurred in defending any proceeding in advance of its final disposition where the required undertaking, if any is required, has been tendered to the Company) that the claimant has not met the standards of conduct which make it permissible under Pennsylvania law for the Company to indemnify the claimant for the amount claimed, but the burden of proving such defense shall be on the Company.  Neither the failure of the Company (including its Board of Directors, independent legal counsel, or its shareholders) to have made a determination prior to the commencement of such action that indemnification of the claimant is proper in the circumstances because he has met the applicable standard of conduct required under Pennsylvania law, nor an actual determination by the Company (including its Board of Directors, independent legal counsel, or its shareholders) that the claimant has not met such applicable standard or conduct, shall be a defense to the action or create a presumption that the claimant has not met the applicable standard of conduct.

Section 2.  Insurance.

            The Company may maintain insurance to protect itself and/or any director, officer, employee or agent of the Company or another entity against any expense, liability or loss, whether or not the Company would have the power to indemnify such person against such expense, liability or loss pursuant to Section 1 or applicable Pennsylvania law now or hereafter in effect.

Section 3.  Contractual Indemnification.

            The Company may, by action of its Board of Directors, enter into contracts with its directors, officers, employees and/or agents to provide such indemnification for such actions as it may deem appropriate not inconsistent with the provisions of this Article IV or applicable Pennsylvania law.

Section 4.  Non-Exclusivity of Rights.

            The right to indemnification set forth herein shall not be exclusive of any other right which any person may have or hereafter acquire under any statute, provision of the Articles of Incorporation or By-Laws, agreement, vote of shareholders or directors, or otherwise.

ARTICLE V

CERTIFICATES OF STOCK

Section 1.  Shares Certificates.

            Every shareholder of record shall be entitled to a share certificate representing the shares held of record by him.  Every share certificate shall bear the corporate seal, which may be a facsimile, of the chairman of the Board of Directors or the president or any vice-president, and the secretary or an assistant secretary, treasurer or assistant treasurer of the Company.  Where the certificate is signed by a transfer agent or registrar, the signature of any Company officer may be a facsimile.

Section 2.  Transfers.  Shares of stock of the Company shall be transferable on the books of the Company only by the registered holder or by duly authorized attorney.  A transfer shall be made only upon surrender of the share certificate.

ARTICLE VI

AMENDMENTS

            These By-Laws may be changed at any regular or special meeting of the Board of Directors by the vote of a majority of all the directors in office or at any annual or special meeting of shareholders by the vote of the holders of a majority of the outstanding stock entitled to vote.  Notice of any such meeting of shareholders shall set forth the proposed change or a summary thereof.

ARTICLE VII

PROVISION OF LAW NOT TO APPLY

            In accordance with the terms thereof, the provisions of Sections 910 and 911 of the Pennsylvania Business Corporation Law (Act of May 5, 1933; P.L. 364), as they from time-to-time may be amended, shall not apply to the Company and may not be invoked by any of its shareholders.  [Amended 7/20/90]